UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005

INTER-TEL, INCORPORATED

(Exact Name of Registrant as specified in charter)

Commission File Number 0-10211

Arizona	86-0220994
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

     On April 26, 2005, Inter-Tel, Incorporated (the “Company”) issued a press release announcing financial results for the first fiscal quarter ended March 31, 2005 and comparing such results with the results for the first fiscal quarter ended March 31, 2004.

Use of Non-GAAP Financial Information

Acquisition of Ireland subsidiaries (“Lake acquisition”) and write-off of In-Process Research and Development costs. 2005 first quarter operating income included a write-off of in process research and development (“IPRD”) costs of $2.6 million, which reduced net income by $2.6 million, or $0.09 per diluted share after tax. This write-off reflected the IPRD costs associated with the Company’s Lake acquisition in March 2005. The IPRD write-off is not deductible for income tax purposes. Also provided are the preliminary operating results of our acquired Lake operations. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how we view our operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies.

     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is furnished as part of this report:

Exhibit 99.1	Press release dated April 26, 2005 announcing results for the first fiscal quarter ended March 31, 2005, and comparing such results with the results for the first fiscal quarter ended March 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
Dated: April 26, 2005	By:	/s/ Kurt R. Kneip
Kurt R. Kneip
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated April 26, 2005 announcing results for the first fiscal quarter ended March 31, 2005, and comparing such results with the results for the first fiscal quarter ended March 31, 2004.